Exhibit 10.27
OMNIBUS AMENDMENT TO MICROSOFT DIGITAL DISTRIBUTION AGREEMENT
Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
AMENDMENT SUMMARY AND SIGNATURE PAGES
This Omnibus Amendment (“Amendment”) to the Microsoft Operations Digital Distribution Agreement is entered into between:
Microsoft Corporation
     A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)
AND
Digital River, Inc.
     A company organized under the laws of the State of Delaware, U.S.A. (“Company”)

Amendment Effective Date	This Amendment shall become effective on the latest of the three signature dates set forth below and, unless terminated earlier or otherwise specified in the applicable attachment, expires on August 31, 2009 (the “Amendment Expiration Date”).

Purpose and Scope:	Company and Microsoft are parties to a Microsoft Digital Distribution Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Company has provided E-Commerce Activities to Microsoft (defined below) in accordance with the terms of the applicable SOWs.

In addition to the E-Commerce Activities originally contemplated in the Agreement, Company resells and distributes, as a seller of record, certain Microsoft Products to End-Users under the terms of a Direct Reseller Addendum to the Agreement dated September 1, 2006 between Company and Microsoft (as the same may have been amended, supplemented or otherwise modified from time to time, the “Direct Reseller Addendum”).

Company also resells and distributes certain Microsoft Products to End-Users via Microsoft’s online marketplace located at the website with the primary home page identified by the URL http://www.windowsmarketplace.com under the terms of a Windows Marketplace Reseller Addendum between the parties dated December, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Windows Marketplace Addendum”).

The parties have now agreed on (a) a new pricing methodology to be applied to the E-Commerce Activities performed by Company, (b) the addition of certain optional services that may be selected by Microsoft where Microsoft has opted for “Tier 2” pricing (as defined in Exhibit F attached hereto) in connection with any E-Commerce Activities under the applicable SOW, and (c) new service level standards that will apply to the E-Commerce Activities where “Tier 2” pricing is selected, and (d) certain monetary penalties that will be assessed if Microsoft terminates the Office 2007 Digital Distribution Statement of Work to the Direct Reseller Addendum (as the same may have been amended, supplemented or otherwise modified from time to time, the “Office SOW”) for convenience prior to the SOW Expiration Date specified therein.

Accordingly, this Amendment:

(1) [*]

(2) Adds a new marketForce Services Addendum to the Agreement describing the terms and conditions on which Company has agreed to provide certain, additional E-Commerce Activities where Microsoft selects “Tier 2” pricing for E-Commerce Activities to be provided by Company; and

(3) [*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

OMNIBUS AMENDMENT TO MICROSOFT DIGITAL DISTRIBUTION AGREEMENT
This Amendment consists of the following:
•	This Amendment Summary and Signature Page

•	The Amendment Terms and Conditions

•	Attachment 1: [*]

•	Attachment 2: New marketForce Services Addendum to the Agreement

•	Attachment 3: [*]
Microsoft and Company enter into this Amendment by signing below.

MICROSOFT CORPORATION	DIGITAL RIVER, INC.

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TERMS AND CONDITIONS
     1. [*]
     2. Addition of New marketForce Services Addendum to the Agreement. A new marketForce Services Addendum in the form of Attachment 2 to this Amendment is hereby added to the Agreement, effective as of the date hereof. The terms and conditions in the marketForce Services Addendum shall apply only where Microsoft has selected “Tier 2” pricing (as defined in Exhibit F to the Agreement) for E-Commerce Activities under the terms of the applicable SOW.
     3. Definitions. Capitalized terms used in and not otherwise defined in this Amendment or the attachments shall have the meaning given to them in the Agreement or the Direct Reseller Addendum, as applicable.
     4. No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.
END OF AMENDMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 1
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 2
MARKETFORCE SERVICES ADDENDUM
TO
MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
     This Addendum supplements and, to the extent applicable amends, the Agreement and the Direct Reseller Addendum with respect to all statements of work whereby Microsoft selected the marketForces services as part of the E-Commerce Activities under an applicable SOW.
     1. General Terms Applicable to All marketForce Services.
          (a) Selection of marketForce Services. If Microsoft requests that “Tier 2” pricing apply in connection with Company’s performance of E-Commerce Activities, Microsoft shall have the right to request that Company provide one or more marketForce Services by so indicating in the applicable SOW. Company agrees to provide such marketForce Services in accordance with the terms and conditions of the Agreement, the applicable SOW and the applicable Marketing Plan (as defined below), at no additional cost to Microsoft (other than agreed upon pass-through costs).
          (b) Marketing Plans. If Microsoft selects any marketForce Service in the manner described in subsection (a), the specific activities to be carried out by Company as part of such marketForce Service shall be set forth in one or more marketing plans, which may be included in the applicable SOW or external to the SOW. Each marketing plan agreed upon by Microsoft and Company in connection with a marketForce Service (a “Marketing Plan”) shall contain service level agreements, metrics, and implementation timelines acceptable to Microsoft and such additional terms and conditions as may be requested by Microsoft. Company shall strictly comply with the terms of each Marketing Plan once agreed.
          (c) Liability to Third Parties. The performance of certain marketForce Services may require Company to enter into (or utilize existing) agreements with one or more third parties (including Customers). Company acknowledges that it will enter into such agreements in its own name and not as agent for Microsoft. Microsoft shall have no liability to any third party under or in connection with any such agreement, and Company agrees that Company’s role as an independent contractor shall be made clear to each of its customers and counterparties. Company shall not make any commitment on behalf of Microsoft in any such agreement. Company agrees to defend Microsoft, its affiliates, and directors, officers, employees and agents, from and against Third Party Claims to the extent arising out of or in connection with Company’s (i) compliance or noncompliance with any such third-party agreement (including any Provider Agreement or Affiliate Program Agreement), (ii) failure to comply with any applicable law, rule or regulation, or (iii) any other act or omission of Company in connection with the marketForce Services.
          (d) Term and Termination. The Term of any marketForce Service selected hereunder shall commence on the effective date of the applicable SOW and shall continue until the earlier of (1) the expiration or termination of such SOW, (2) termination of the Agreement, or (3) the date that Microsoft gives written notice to Company that it desires Company to cease performing such marketForce Service. Any termination of the marketForce Services provided hereunder shall not affect the Parties’ rights and obligations (including without limitation any payment obligations) with respect to the particular Service prior to such termination or the effectiveness of the applicable SOW.
          (e) Effect of Termination. Upon termination or expiration of the Agreement or this Addendum, and in addition to the rights and obligations set forth in the Agreement with respect to termination and expiration, all rights granted to Company under this Addendum shall immediately cease and Microsoft and Company shall work together in good faith to terminate or transition the marketForce Services in a manner that is not disruptive to Microsoft or its customers. If Microsoft notifies Company in writing, pursuant to Section 1(d)(3) above, that it desires Company to cease performing all marketForce Services under a particular SOW, but the SOW otherwise remains in effect, the parties agree that “Tier 1” pricing shall apply to any E-Commerce Activities provided by Company under such SOW after the date of Microsoft’s notice.
     2. marketForce Services.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     If Microsoft chooses to select any marketForce Service, the terms and conditions applicable to such marketForce Service set forth below shall apply and supplement the terms and conditions of the Agreement and the applicable SOW. The marketForce Services selected by Microsoft shall be deemed E-Commerce Activities for all purposes of the Agreement.
☐ Deferred Payment Service.
I. Description of Deferred Payment Option. If Microsoft selects the Deferred Payment Service in connection with any SOW, Company shall provide to qualifying consumer Customers of the Company hosted Microsoft -branded Site described in the SOW (the “Selected Site”) the ability to purchase Products with deferred billing by Company (the “Deferred Payment Option”). The payment terms on which Company will offer the Deferred Payment Option to its consumer Customers shall be agreed upon by Microsoft and Company prior to its being offered on the Selected Site(s). Company will evaluate the creditworthiness of each applicant for the Deferred Payment Option and will be solely responsible for making the decision to extend or deny the Deferred Payment Option, in Company’s sole discretion. Company shall comply with all applicable laws, rules and regulations in connection with the offering and implementation of the Deferred Payment Option, and shall provide all applicable notices required in connection with any adverse credit decision or other action. Microsoft acknowledges that Company requires that Customers requesting the Deferred Payment Option present a valid credit card in good standing at the time of the order. Microsoft further acknowledges that Company may initiate a credit card authorization at the time of the order to verify that the Customer’s credit card is valid and in good standing at the time of the order, so long as the Customer has consented thereto.
II. Costs and Credit Risk. Each approved deferred payment transaction shall be considered an “Order” for purposes of the applicable SOW. Company alone shall bear the risk of collection on any accounts on which Company elects to sell Products with the Deferred Payment Option. [*]
☐ Paid Search Service
I. Definitions. The following definitions shall apply to this marketForce Service:
               (a) Advertisement-Sourced Purchase: The purchase of Products by consumer Customers directed to a Selected Site through a Program-Placed Advertisement.
               (b) Comparison Search Listing: Any comparison search engine listing placed with a Provider through a Program by Company.
               (c) CSE-Sourced Purchase: The purchase of Products by consumer Customers directed to the Company Selected Site through a Comparison Search Listing.
               (d) Program: The marketing and promotional program of a Provider for the placement of advertising and comparison shopping engine listings, contextual advertisements, and/or banner advertisements targeted to potential Customers based on the key words included in the potential Customers’ search of the Provider’s search engine as described in the Provider Agreement with that Provider.
               (e) Program-Placed Advertisement: Any advertisement relating to Microsoft products that are placed with a Provider through a Program by Company in accordance with the applicable SOW and/or Marketing Plan.
               (f) Provider: A third party subject to a Provider Agreement with Company.
               (g) Provider Agreement: Those agreements between Company and Providers for the provision of Internet text searching capabilities, comparison shopping capabilities, contextual advertisements, or banner advertisements through Programs.
II. Placements. If Microsoft selects the Paid Search Service in connection with any SOW, Company shall utilize its Provider Agreements with the Providers to place Program-Placed Advertisements under the Providers’ respective Programs with the goal of maximizing Advertisement-sourced Purchases and CSE-Sourced Purchases. The scope of the paid Search Services to be performed by Company and the content of any advertisement or listing placed with a Provider shall be subject to approval by Microsoft, in its sole discretion (including via the applicable Marketing Plan).

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

III. Confidentiality. Without limiting Section 7 or the Agreement or any Non-Disclosure Agreement signed between the relevant parties (“NDA”), Microsoft acknowledges and agrees that Providers are authorized to make use of any and all materials provided by Microsoft or Company in connection with Programs, subject to the terms and conditions of each individual Provider Agreement. To the extent Microsoft is provided with, or gains access to, any of Company’s proprietary processes related to the Programs, such processes shall be considered the confidential information of the Company for purposes of the NDA.
☐ Managed Email Service
I. Definitions.
     The following definitions shall apply to this Service:
          (a) Email-Sourced Purchase: The purchase of Products by consumer Customers directed to a Selected Site through a Managed Email.
          (b) Managed Email Activities: The activities performed by Company (either directly or through BlueHornet Networks, Inc., an Affiliate of Company, as Company’s permitted subcontractor) with respect to certain email campaigns designed to promote sales of Microsoft’s Products available through the Selected Site(s), which may consist of the following: (i) name capture consulting; (ii) strategy consulting regarding contact frequency, contact timing, email content/positioning, and scheduled/triggered programs; (iii) creative development for the format, positioning, and copy of the email content and subject line; (iv) creation of landing strategies and page optimization; (v) optimization services related to contact frequency, contact timing, email content, messaging, subject lines, and offers; (vi) email personalization where appropriate; (vii) tracking; (viii) quality assurance testing; (ix) email campaign execution (list loading, suppressions, application of predefined filters, and sending of Managed Emails); (x) delivery management; and (xi) Managed Email reporting and analysis.
          (c) Managed Email: An email message sent by Company or its permitted subcontractor in connection with the Managed Email Activities.
II. Default Language. U.S. English, unless otherwise specified in the applicable Marketing Plan.
III. Managed Email Activities. If Microsoft selects the Managed Email Service in connection with any SOW, Company (either directly or through BlueHornet Networks, Inc., an Affiliate of Company, as Company’s permitted subcontractor) shall provide the Managed Email Activities to Microsoft in order to facilitate sales of products through the Selected Site(s). The specific Managed Email Activities shall be agreed upon by Microsoft and Company in writing (including any Marketing Plan). Microsoft shall provided templates for all email campaigns to be implemented by Company, and Company shall use the Microsoft -sponsored templates without modification unless expressly permitted by Microsoft. Company will assist Microsoft in optimizing such email templates based on Company and its subcontractor’s expertise and will provide the ability for light personalization of such emails (e.g., first name, last name) if requested by Microsoft. Microsoft will approve the form of Managed Emails prior to deployment but shall have no responsibility for ensuring that the transmission of any Managed Email complies with applicable law.
     Upon execution of this SOW, Microsoft shall provide to Company (a) a customer email list for use in connection with the Managed Email Activities (the “Customer List”); and (b) any necessary suppression lists (including without limitation unsubscribe lists, opt out lists undeliverable lists, and invalid address lists). Microsoft represents and warrants that, as of the date a Customer List is first provided to Company, that Customer List contains contact information only for those individuals who have expressly consented to Microsoft to receive email communications from Microsoft, which consent is in accordance with all applicable laws, rules and regulations. Company shall be solely responsible for applying all suppression lists to the Customer Data and ensuring that no Managed Emails are sent to individuals on any suppression list provided to Company by Microsoft.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

☐ Managed Affiliate Service
I. Definitions. The following definitions shall apply to this marketForce Service:
          (d) Affiliate: Those entities that have entered into an agreement with an Affiliate Network Provider that allows such entities to direct consumers to product vendors.
          (e) Affiliate Network Provider: A third party that provides the ability for Company to enter into agreements with Affiliates to refer consumers of Microsoft’s Products to Selected Sites.
          (f) Affiliate Program: A program facilitated by an Affiliate Network Provider in which Affiliates direct potential purchasers of Microsoft’s Products to Selected Sites.
          (g) Affiliate Program Agreement: The written agreement between Company and an Affiliate Network Provider.
          (h) Affiliate-Referred Purchases: The purchase of Products by consumer Customers directed to Microsoft’s Store by an Affiliate through an Affiliate Program.
          (i) Managed Affiliate Program or the Program: Company’s management of the Affiliate Programs.
II. Advisory Services. If Microsoft select the Managed Affiliate Service in connection with any SOW, Company shall enter into Affiliate Program Agreements and implement the Affiliate Programs in the manner agreed upon by Company and Microsoft in the applicable Marketing Plan. Microsoft shall have the right and opportunity to review and approve the content of any advertisement or link to be used by an Affiliate in connection with its Affiliate Program prior to such use. Company shall strictly comply with Microsoft’s instructions regarding any aspects of the Managed Affiliate Service without limiting Section 7 of the Agreement or the NDA. Microsoft acknowledges and agrees that each Affiliate Network Provider is authorized to make use of any and all materials provided by Microsoft or Company in connection with an Affiliate Program.
III. Confidential Information. To the extent Microsoft is provided with, or gains access to, any of Company’s proprietary processes related to Company’s management of Affiliate Programs, such processes shall be considered confidential information of the Company pursuant to the NDA.
☐ Site Optimization Service
I. Definitions. The following definitions shall apply to the Site Optimization Service:
          (j) Challenger Page: A web page (or group of web pages, which shall be construed as a single web page for the purposes of this Addendum) corresponding to the Control Page that has been redesigned in connection with the Company Optimization Service, and which is Tested against the Control Page.
          (k) Company Optimization Service: The testing and web page optimization services performed by Company pursuant to this Addendum, the applicable SOW, or the Marketing Plan.
          (l) Control Page: The individual web page (or series of web pages as agreed upon by Company and Microsoft, which shall be construed as a single web page for the purposes of this Addendum) on the Selected Site(s) as it exists at the time Testing for that page is commenced. Microsoft shall give notice to Company of any change in a Control Page during a Test Period and, to the extent practicable, prior to such change.
          (m) Optimization Software: The then-current version of (a) the proprietary mbox.js and adbox software, and (b) the proprietary optimization application software, provided or used by Company pursuant to this Addendum, which shall be solely owned by Company and/or its subcontractor.
          (n) Test or Testing: The process for determining the Test Lift for individual Challenger Pages, which shall run until the earlier of (a) the date on which Test data for any Challenger Page part of such Test becomes statistically significant at a Ninety Percent (90%) confidence level, or (b) the date on which it becomes apparent that Test Lift for all

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Challenger Pages subject to the Test has not, and will most likely not, produce a statistically significant winner (such period for each Test, the “Test Period”).
          (o) Testing and Optimization Applications: The following web-based applications:
               (i) The Company provided web-based application that allows a party to manage the Visitor pool to divide website traffic into groups for Testing, manage such groups, and track success of a given campaign.
               (ii) The Company provided web-based application that allows a party to establish settings for delivery of default content.
               (iii) The Company provided web-based application that allows Testing for an unlimited number of web pages (or series of web pages) on Selected Sites.
               (iv) The Company provided web-based application that, when the pages of a Selected Site(s) are displayed on the Visitor’s browser, the pages communicate with Company’s campaign servers via the Optimization Software.
               (v) The Company provided web-based conversion optimization application that allows a party to specify content for Testing.
          (p) Test Lift: The Revenue Per Visitor for a Challenger Page compared to that of the Control Page, arrived at by taking the Revenue Per Visitor for a Challenger Page during a Test Period, divided by the Revenue Per Visitor for the Control Page during the same Test Period, minus 1, expressed as an integer carried out to two decimal places rounded to the nearest hundredth.
          (q) Visitor: An individual, business entity or other legally recognized entity that visits a website and who may enter into a transaction in the manner described more specifically in the Agreement.
II. In General. Company offers the Company Optimization Service, through which tests may be run of various web site layouts in order to obtain objective data regarding which combinations of content, offers, and positioning are likely to improve web site performance. If Microsoft selects the Site Optimization Service in any applicable SOW, Company shall implement and provide the Company Optimization Service for Selected Sites. Immediately prior to Testing of each page or series of pages, Company and Microsoft shall mutually agree upon the web pages (or series of pages) on the Selected Sites to be optimized through the Company Optimization Service. For each Control Page, Company, with input from Microsoft, shall develop one or more sets of Challenger Pages for Testing by Company (e.g., page layout changes, page flows, new navigation, etc.). Company shall obtain Microsoft’s approval in writing or by email of the Challenger Pages and the test plan prior to the commencement of Testing of those Challenger Pages. Company shall comply with any requirements of Microsoft in implementing the Company Optimization Services and shall immediately cease from providing any Company Optimization Service at Microsoft’s request. Microsoft shall be deemed to own the results of any Testing performed by Company and all data collected by Company in connection therewith.
III. Microsoft Deliverables; Compliance With Intellectual Property Provisions. When requested by Company, Microsoft shall (a) provide such data as is agreed upon by the parties in the applicable Marketing Plan to facilitate the implementation of the Site Optimization Services; (b) review and accept or reject creative assets; and (c) provide Testing execution assistance and feedback on reporting analysis as reasonably requested by Company. In addition, Microsoft shall place Optimization Software on Microsoft-hosted pages which are subject to Testing in order to allow for Company to perform Testing of such pages and generate Test results once mutually acceptable license terms for such Optimization Software have been established in writing. Company shall in all events comply with Section 5 of the Agreement in connection with its performance of any Company Optimization Services.
☐ Free Trial Optimization
I. Free Trial Activities. If Microsoft selects the Free Trial Activities in connection with any SOW, Company shall make available to Customers of the Selected Sites a program through which Customers may obtain and use certain of Microsoft’s Products mutually agreed upon by Company and Microsoft (each such Product, a “Trialed Product”) for a fixed period of time (such fixed period of time, the “Free Trial Period”), where Company will automatically complete the

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

purchase transaction for any Customer who has not canceled his/her trial of Trialed Products prior to the end of the Free Trial Period. The terms on which Company shall provide the Free Trial Activities shall be set forth in the applicable Marketing Plan, and Company agrees to strictly comply therewith. Microsoft acknowledges that Company requires that Customers requesting Trialed Products for trial through the Program present a valid credit card in good standing at the time of the request. Microsoft further acknowledges that Company may initiate a credit card authorization at the time of the request to verify that the Customer’s credit card is valid and in good standing at the time of the request, so long as the Customer has consented thereto. Company shall place all required notices and disclaimers on the Selected Sites to inform Customers of the terms and conditions of the Program.
     Microsoft agrees and acknowledges that a live executable file (not trial version) will be delivered to a Customer for trial at the commencement of the Free Trial Period as part of the Program, in each case in accordance with the Marketing Plan and Microsoft’s instructions. Company shall not modify, orally or in writing, the terms of any end user license agreement included with the Trialed Products by or on behalf of Microsoft.
     Company shall provide Customers with the ability to cancel their trial of Trialed Products prior to the end of the Free Trial Period, in which case Customers shall not be billed for the Trialed Products. As of the end of the Free Trial Period, in the event that an Customer has not canceled his/her trial of any of the Trialed Products, Company shall complete the Customer’s purchase transaction for such Trialed Products by settling the total price of all such Trialed Products on the credit card of that Customer and in accordance with any disclosures made to the Customer and applicable law.
     Unless otherwise provided in the applicable Marketing Plan, Microsoft agrees and acknowledges that returns and refund requests will be granted to Customers up to thirty (30) calendar days after the date of the Customer’s purchase of the Trialed ProductsCustomers who wish to cancel their trial through the Program will be required to execute an Electronic Letter of Destruction in form and content acceptable to Microsoft similar to Company’s current practice for returns and refunds.
☐ Fireclick Web Analytics — Bundled Services
I. General Obligations. If requested by Microsoft in connection with any SOW, Company shall provide such Analytics Services to Microsoft as are specified in the applicable SOW and/or Marketing Plan. To the extent necessary, Microsoft will enable the Selected Site(s) to use the agreed upon Analytics Services by adding the appropriate software code provided by Fireclick to the Selected Site(s). At Microsoft’s request, the license of the Fireclick software and any other Company or third-party Intellectual Property provided by Company to Microsoft in connection with the performance of the Analytics Services shall be documented in a separate license agreement in form and content acceptable to Microsoft, and such software and Intellectual Property shall, in any event, comply with the terms of Sections 5(c)(v) and 5(d) of the Agreement. Absent any such request, the respective rights and obligations of the parties in respect of any Intellectual Property utilized in connection with the performance of the Analytics Services shall be governed by Section 5 of the Agreement.
Analytics Services shall be provided for the number of Selected Sites agreed upon by Microsoft and Company in the applicable Marketing Plan. Company will provide reasonable “train the trainer” training to Microsoft personnel, at times and at locations mutually agreed upon by Company and Microsoft (including in the applicable Marketing Plan). Company will provide support to Microsoft regarding the Analytics Services during regular business hours, Central Standard Time. Microsoft will cooperate as reasonably requested by Company for purposes of allowing Company to render such support and otherwise perform the Analytics Services as specified in the applicable Marketing Plan.
☐ SoftwarePassport
I. General Obligations. If requested by Microsoft in connection with any SOW, Company shall promptly deliver SoftwarePassport to Microsoft and shall apply any applicable SoftwarePassport Components and any other functionalities agreed upon by the parties to the Products identified by Microsoft, in each case in accordance with applicable SOW and/or Marketing Plan. At Microsoft’s request, the license of SoftwarePassport and any other Company or third-party Intellectual Property provided by Company to Microsoft in connection with the performance of the related services shall be documented in a separate license agreement in form and content acceptable to Microsoft, and such software and Intellectual Property shall, in any event, comply with the terms of Sections 5(c)(v) and 5(d) of the Agreement. Absent any such request, the respective rights and obligations of the parties in respect of any Intellectual Property provided by Company to Microsoft or utilized in connection with the performance of the E-Commerce Activities related to SoftwarePassport shall be governed by

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Section 5 of the Agreement. Microsoft acknowledges that any DRM Component Engine other than the SoftwarePassport DRM Component Engine is licensed by Company from third parties and sublicensed to Microsoft hereunder, and that Company (rather than such third party) is responsible for the provision of support relating to the installation and use of such software.
Company will provide Microsoft with any technical assistance (including without limitation providing all necessary .dll or other files for Microsoft to incorporate into the Products) necessary to enable and implement those Components and functionalities identified in the applicable SOW and/or Marketing Plan into the applicable Products.
II. Components. SoftwarePassport is comprised of the following components (each, a “Component,” and in any combination, “Components,”) which will be provided to Microsoft for use in Wrapped Products if specified above:
•	The “DRM Component,” if embedded in a Product, imposes technological restrictions on the use of that Wrapped Product, including the ability to specify a maximum useable period for that Wrapped Product and to disable certain functionality within that Wrapped Product. The functionality which may be utilized to create Wrapped Products through the DRM Component may differ depending on the DRM Component Engine specified and is specified in the documentation for the selected DRM Component Engine.

•	The “User Metrics & Communications Component,” if packaged with a Wrapped Product, permits Company (or its authorized designee) to collect, analyze and provide reports to Microsoft of data regarding End Users’ uses of that Wrapped Product (the “Usage Data”), and facilitates contacts with, and transmission of information to, End Users from within that Wrapped Product. Company represents and warrants that Usage Data shall not contain Personal Information of End Users or any End User credit card information. The use, maintenance, storage and onward disclosure of transaction data regarding the sale or licensing of Products to End Users, including any Personal Information of End Users contained therein, shall remain subject to the terms of the Agreement and applicable laws and regulations. Unless otherwise specified in the applicable SOW or Marketing Plan, all Usage Data collected through the User Metrics & Communications Component shall be deemed to be owned by Microsoft and the confidential information of Microsoft for purposes of the NDA. Notwithstanding the foregoing, but subject to the terms of the Agreement and any limitations contained in the applicable SOW and/or Marketing Plan, Microsoft consents to the collection, possession and use of such Usage Data by Company (or its authorized designee) solely in connection with the performance of the E-Commerce Activities. The parties agree to work together in good faith to develop any notices, disclaimers, consents and waivers on the applicable Site or in the Wrapped Product which are required by applicable law or deemed necessary by Microsoft, (i) sufficient to notify End Users about the collection of Usage Data, (ii) sufficient to obtain the unambiguous consent of an End User to receive contacts and/or information from Microsoft (and, if Microsoft so consents, Company) from within the Wrapped Product, and (iii) sufficient to permit the transfer of information concerning a customer or End User, including without limitation Usage Data, to Company (or its authorized designee) in order to permit Company to perform the relevant E-Commerce Activities.
III. Optional Programs.
•	If Trial Optimization Services are selected by Microsoft in connection with any SOW, Company shall provide Trial Optimization Services for the Wrapped Products specified by Microsoft in the applicable Marketing Plan.

•	If Country-Based Licensing is selected by Microsoft in connection with any SOW, Company shall provide Country-Based Licensing for the Wrapped Products specified by Microsoft in the applicable Marketing Plan.
IV. Definitions. The following definitions shall apply to this marketForce Service:
               (a) Activation: The receipt of a license key from Company’s activation server, which enables use of the Wrapped Product without limitations imposed by SoftwarePassport functionality in accordance with the EULA for that Wrapped Product.
               (b) Conversion: The purchase by an End User of the right to use a Wrapped Product without limitations imposed by SoftwarePassport functionality, in accordance with the terms of the EULA for that Wrapped Product. The Conversion of a Wrapped Product which is processed by Company shall be considered the sale of that Product to an End User by Company.
               (c) Country-Based Licensing: Functionality which, if provided by Company, enables Microsoft to control Activation of a Wrapped Product on a country-by-country basis, in accordance with Microsoft’s EULA for that Wrapped Product and with country-specific Product pricing.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (d) Optional Program(s): Trial Optimization Services, Country-Based Licensing, or both.
               (e) Trial Optimization Services: A service which, if provided by Company, enables Company to monitor the use and Conversion of Wrapped Products in order to provide Microsoft with an assessment of Conversion rates.
               (f) SoftwarePassport: The Company-provided functionality which enables Microsoft to impose technical restrictions on the use of a Wrapped Product and/or to provide certain data related to the usage of a Wrapped Product.
               (g) Wrap: Each instance of the conversion of a Product into a Wrapped Product using SoftwarePassport. (For the avoidance of doubt, re-Wrapping due to (a) a new or updated version of the Product, (b) changes to the Product attributes or details in a Wrapped Product, or (c) a new or updated version of SoftwarePassport, shall be considered a separate Wrapping of that Product.)
               (h) Wrapped Product: A Product into which certain Components and functionality of SoftwarePassport have been embedded, and/or with which certain Components and functionality of SoftwarePassport have been packaged.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 3
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*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.